Exhibit 10.62
National Consumer Cooperative Bank

Fifth Amendment
Dated as of February 25, 2008
to
NOTE PURCHASE AND UNCOMMITTED MASTER SHELF AGREEMENT
Dated as of December 28, 2001

Re: $55,000,000 5.62 % Senior Notes Due 2009
$50,000,000 5.60 % Senior Notes Due 2010

Fifth Amendment
     This Fifth Amendment dated as of February 25, 2008 (this “Amendment”) to the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 is between National Consumer Cooperative Bank (d/b/a/ National Cooperative Bank), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Amendment (collectively, the “Noteholders”).
Recitals:
     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 (as amended and in effect on the date hereof, the “Note Agreement”). The Company has heretofore issued $55,000,000 of its 5.62 % Senior Notes Due December 28, 2009 and $50,000,000 of its 5.60% Senior Notes Due December 28, 2010 (collectively, the “Notes”) pursuant to the Note Agreement.
     B. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments.
     Section 1.1. Paragraph 5M shall be and is hereby amended by replacing it in its entirety as follows:
     5M. Paid-in-Capital. The Company will at all times limit its ‘Paid-in-Capital’ (as determined in accordance with GAAP) in NCB Financial Corporation to an aggregate amount not to exceed 35% of Consolidated Adjusted Net Worth at the time of such investment.

     Section 1.2. Prudential hereby designates the following individuals as “Authorized Officers” for purposes of the Note Agreement:
Paul L. Meiring
Paul Price
Yvonne M. Guajardo
Engin W. Okaya
Section 2. Representations and Warranties of the Company.
     Section 2.1. To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:
     (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the Company has the corporate power and authority to execute and deliver this Amendment and to perform the provisions hereof and the provisions of the Note Agreement, as amended by this Amendment;
     (b) this Amendment has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (c) the Note Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (d) the execution, delivery and performance by the Company of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;

     (e) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery by the Company of this Amendment or performance by the Company of the Note Agreement, as amended by this Amendment;
     (f) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing; and
     (g) all the representations and warranties contained in Section 8 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof; provided that Schedule 8O to the Note Agreement is amended by substituting the attached Schedule 8O.
Section 3. Conditions to Effectiveness of This Amendment.
     Section 3.1. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
     (a) executed counterparts of this Amendment, duly executed by the Company and the Required Holders of the Notes, shall have been delivered to the Noteholders;
     (b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and
     (c) such additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by the Noteholders.
Upon satisfaction of all of the foregoing, this Amendment shall become effective.
Section 4. Miscellaneous.
     Section 4.1. This Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

     Section 4.3. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 4.4. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
[Signature pages follow.]

     Section 4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

NATIONAL CONSUMER COOPERATIVE BANK

By
Name:
Title:

Accepted and Agreed to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By
Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

TIME INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President